Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2023 First-quarter Financial Results with

Record Sales and Higher Profit

Key Highlights

•	Sales of $2.64 billion, an increase of $164 million or 7 percent over last year

•	Net income attributable to Dana of $28 million, an increase of $11 million over last year

•	Diluted EPS of $0.19; diluted adjusted EPS of $0.25, an increase of $0.09 per share

•	Adjusted EBITDA of $204 million, an increase of $34 million or 20 percent over last year

•	Adjusted EBITDA margin improved by 80 basis points compared with last year

•	Leveraging cutting-edge 4-in-1 e-Propulsion Systems across all end markets

MAUMEE, Ohio, April 28, 2023 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2023.

“Dana achieved strong sales of $2.64 billion in the first quarter, with significantly improved profit margin over the previous year, driven by healthy customer demand in all our end markets, as well as new and replacement business rolling-on,” said James Kamsickas, Dana chairman and chief executive officer.

“Operationally, we executed very well in the quarter, overcoming the pervasive challenges that continue to impact the mobility industry, including inflationary pressures, customer-demand volatility, supply-chain disruptions, and currency fluctuations. Our team has done an outstanding job remaining focused on our enterprise-wide transformation to a frontrunning e-Propulsion mobility supplier. We are capitalizing on the strength of our sales backlog and launching a record number of new programs for both traditional and electric-vehicle solutions, positioning us well for the future.”

First-quarter 2023 Financial Results

Sales for the first quarter of 2023 totaled $2.64 billion, compared with $2.48 billion in the same period of 2022, representing a $164 million increase driven by improved demand, cost-recovery actions, and conversion of the sales backlog, partially offset by the translation of foreign currencies.

Adjusted EBITDA for the first quarter of 2023 was $204 million, compared with $170 million for the same period in 2022. The 80 basis points of margin improvement in the first quarter of 2023 was primarily driven by higher sales volume, net customer pricing and recovery actions, and lower periodic spending on development for electric-vehicle products. It was partially offset by production inefficiencies driven by volatile customer demand schedules and negative exchange-rate impacts.

The net income attributable to Dana was $28 million, or $0.19 per share, compared with net income of $17 million, or $0.12 per share, in the first quarter of 2022.

Adjusted net income attributable to Dana was $36 million, and diluted adjusted earnings per share were $0.25 for the first quarter of 2023, compared with adjusted net income of $23 million and $0.16 per share in 2022.

Operating cash flow in the first quarter of 2023 was a use of $170 million, compared with a use of $121 million in the same period of 2022. Free cash flow was use of $290 million, compared with a use of $237 million in the first quarter of 2022. The increased use was due to higher working capital requirements primarily driven by increased inventory to support program launches and higher demand in heavy-vehicle markets.

“Dana is off to a good start to the year, which gives us added confidence in our full-year guidance,” said Timothy Kraus, Dana senior vice president and chief financial officer. “As we progress through the year, we now expect a mostly steady improving trajectory as our program launch cadence ramps up. We remain focused on offsetting key external cost drivers such as customer production volatility, inflation, currency fluctuations, and commodity prices.”

2023 Financial Targets Remain Unchanged1

•	Sales of $10.35 to $10.85 billion;

•	Adjusted EBITDA of $750 to $850 million, an implied adjusted EBITDA margin of approximately 7.5 percent at the midpoint of the range;

•	Diluted adjusted EPS of $0.25 to $0.75;

•	Operating cash flow of approximately, $510 to $560 million; and

•	Free cash flow of breakeven to $50 million

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Friday, April 28

Dana will discuss its fourth-quarter and full-year results in a conference call at 9 a.m. EDT on Friday, April 28. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.2 billion in 2022 with 42,000 people in 31 countries across six continents. Dana, with a history dating to 1904, was named among the “World’s Most Ethical Companies” for 2023 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

###

Media Contact:	Jeff Cole +1-419-887-3535 jeff.cole@dana.com

Investor Contact:	Craig Barber +1-419-887-5166 craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2023	2022
Net sales	$2,644	$2,480
Costs and expenses
Cost of sales	2,415	2,283
Selling, general and administrative expenses	140	130
Amortization of intangibles	3	4
Restructuring charges, net	1	(1)
Other income (expense), net	5	2

Earnings before interest and income taxes	90	66
Interest income	4	2
Interest expense	34	31

Earnings before income taxes	60	37
Income tax expense	30	18
Equity in earnings of affiliates	1	1

Net income	31	20
Less: Noncontrolling interests net income	4	4
Less: Redeemable noncontrolling interests net loss	(1)	(1)

Net income attributable to the parent company	$28	$17

Net income per share available to common stockholders
Basic	$0.19	$0.12
Diluted	$0.19	$0.12
Weighted-average shares outstanding - Basic	143.9	144.2
Weighted-average shares outstanding - Diluted	144.3	145.3

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

(In millions)	Three Months Ended March 31,
	2023	2022
Net income	$31	$20
Other comprehensive income (loss), net of tax:
Currency translation adjustments	25	39
Hedging gains and losses	15	(4)
Defined benefit plans	1	1

Other comprehensive income	41	36

Total comprehensive income	72	56
Less: Comprehensive income attributable to noncontrolling interests	(4)	(4)
Less: Comprehensive loss attributable to redeemable noncontrolling interests		1

Comprehensive income attributable to the parent company	$68	$53

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2023 and December 31, 2022

(In millions, except share and per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$401	$425
Accounts receivable
Trade, less allowance for doubtful accounts of $13 in 2023 and $11 in 2022	1,624	1,374
Other	248	202
Inventories	1,723	1,609
Other current assets	237	219

Total current assets	4,233	3,829
Goodwill	262	259
Intangibles	197	201
Deferred tax assets	405	397
Other noncurrent assets	106	123
Investments in affiliates	138	136
Operating lease assets	319	311
Property, plant and equipment, net	2,233	2,193

Total assets	$7,893	$7,449

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$321	$52
Current portion of long-term debt	32	8
Accounts payable	1,919	1,838
Accrued payroll and employee benefits	210	214
Taxes on income	72	54
Current portion of operating lease liabilities	35	36
Other accrued liabilities	287	277

Total current liabilities	2,876	2,479
Long-term debt, less debt issuance costs of $21 in 2023 and $22 in 2022	2,328	2,348
Noncurrent operating lease liabilities	282	277
Pension and postretirement obligations	301	298
Other noncurrent liabilities	242	249

Total liabilities	6,029	5,651

Commitments and contingencies
Redeemable noncontrolling interests	206	195
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,330,117 and 143,366,482 shares outstanding	2	2
Additional paid-in capital	2,237	2,229
Retained earnings	333	321
Treasury stock, at cost (447,594 and zero shares)	(8)	—
Accumulated other comprehensive loss	(961)	(1,001)

Total parent company stockholders’ equity	1,603	1,551
Noncontrolling interests	55	52

Total equity	1,658	1,603

Total liabilities, redeemable noncontrolling interests and equity	$7,893	$7,449

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

(In millions)	Three Months Ended March 31,
	2023	2022
Operating activities
Net income	$31	$20
Depreciation	92	91
Amortization	5	6
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(1)	(1)
Stock compensation expense	6	4
Deferred income taxes	(8)	(25)
Pension expense, net		(1)
Change in working capital	(304)	(211)
Other, net	8	(5)

Net cash used in operating activities	(170)	(121)

Investing activities
Purchases of property, plant and equipment	(120)	(116)
Proceeds from sale of property, plant and equipment	2	2
Purchases of marketable securities		(5)
Proceeds from sales and maturities of marketable securities		2

Net cash used in investing activities	(118)	(117)

Financing activities
Net change in short-term debt	269	278
Proceeds from long-term debt		2
Repayment of long-term debt	(2)	(3)
Deferred financing payments	(2)
Dividends paid to common stockholders	(15)	(14)
Distributions to noncontrolling interests	(1)	(1)
Contributions from redeemable noncontrolling interests	10	2
Payments to acquire noncontrolling interests		(3)
Repurchases of common stock		(25)
Other, net	(4)	(7)

Net cash provided by financing activities	255	229

Net decrease in cash, cash equivalents and restricted cash	(33)	(9)
Cash, cash equivalents and restricted cash – beginning of period	442	287
Effect of exchange rate changes on cash balances	10	2

Cash, cash equivalents and restricted cash – end of period	$419	$280

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow (Unaudited)

(In millions)	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(170)	$(121)
Purchase of property, plant and equipment	(120)	(116)

Free cash flow	$(290)	$(237)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

(In millions)	Three Months Ended March 31,
	2023	2022
Sales
Light Vehicle	$962	$985
Commercial Vehicle	522	463
Off-Highway	842	744
Power Technologies	318	288

Total Sales	$2,644	$2,480

Segment EBITDA
Light Vehicle	$49	$31
Commercial Vehicle	17	10
Off-Highway	118	100
Power Technologies	23	29

Total Segment EBITDA	207	170
Corporate expense and other items, net	(3)

Adjusted EBITDA	$204	$170

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

(In millions)	Three Months Ended March 31,
	2023	2022
Segment EBITDA	$207	$170
Corporate expense and other items, net	(3)

Adjusted EBITDA	204	170
Depreciation	(92)	(91)
Amortization	(5)	(6)
Non-service cost components of pension and OPEB costs	(3)
Restructuring charges, net	(1)	1
Stock compensation expense	(6)	(4)
Strategic transaction expenses	(1)	(4)
Distressed supplier costs	(8)
Other items	2

Earnings before interest and income taxes	90	66
Interest income	4	2
Interest expense	34	31

Earnings before income taxes	60	37
Income tax expense	30	18
Equity in earnings of affiliates	1	1

Net income	$31	$20

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2023 and 2022

(In millions, except per share amounts)
	Three Months Ended March 31,
	2023	2022
Net income attributable to parent company	$28	$17
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	1	(1)
Strategic transaction expenses	1	2
Distressed supplier costs	8
Loss on disposal group held for sale
Other items	(1)	2
Items impacting income taxes:
Net income tax expense on items above	(6)	(2)

Adjusted net income attributable to the parent	$36	$23

Diluted shares - as reported	144.3	145.3
Adjusted diluted shares	144.3	145.3

Diluted adjusted EPS	$0.25	$0.16

April 28, 2023 2023 First-quarter Earnings Conference Call Company-wide Transformation Driving Customer Satisfaction and Technology Leadership Exhibit 99.1

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber Senior Director, Investor Relations and Strategic Planning Introduction James Kamsickas Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review © 2023 Dana

Company transformation driving growth and positioning us for continued success Q1 Financial Results sales $2.6 billion $164 from prior year adjusted EBITDA $204 million $34M from prior year free cash flow $(290) million $53M from prior year diluted adjusted EPS $0.25 9¢ from prior year Highlights Operating environment and outlook Leading sustainability Key launch highlights Leveraging in-house EV innovation 2023 Key Launches Key Items

Operating Environment

Commodity Costs & Currency





- Steel moderating compared to 2022
  - Certain grades increased slightly in Q1
  - Expected to be profit tailwind
- Commodity recoveries progressing
- Translation of foreign currencies to U.S. dollar to remain a headwind

Cost Inflation & Operations


Inflation



- Cost inflation continues:
  - COLAs driving labor costs higher
  - Higher energy costs in Europe
- Pricing actions muting inflation impact
- Strong operational execution partially offset customer production volatility

Market Demand & New Business





- Demand remains strong across all end markets
- Disrupted customer order patterns cause supplier inefficiencies
  - Some improvement in H2
- Commercial-vehicle market share gains driving above-market growth
- Roll-on of new programs improving pricing

Market conditions expected to improve throughout 2023

© 2023 Dana

5

Major Launch Highlights Launch on track and nearing completion Pre-production beginning Battery cooling production ramp-up Roll-on of latest models of traditional and EV platforms Late fourth-quarter launch Q1 Q3 Q2 Q4 2023 Key Launches

Sustainability: Climate Action 75% Reduction of Scope 1 and Scope 2 GHG emissions by 2030 25%+ Reduction in Scope 3 GHG emissions by 2030 2040 Net zero Managing with Science Based Targets

Technology Expertise: Performance e-Transmissions Dana EV technologies drive the most advanced performance cars in the world

Advanced Clean Transportation (ACT) Expo Look for our press release on Tuesday, May 2, 2023 Unveiling our latest electric drive system for medium-duty trucks

Financial Review

See appendix for comments regarding the presentation of non-GAAP measures Sales growth primarily due to increased demand and recovery of cost inflation, offset by currency headwinds Improved profit driven by lower net manufacturing costs, EV investment, and commodity costs Higher income tax expense due to increased profit and jurisdictional mix Lower FCF driven by increased working capital requirements ($ in millions, except EPS) 2023 Q1 Financial Results Strong demand and improved profit Changes from Prior Year Q1 ‘23 Q1 ‘22 Change Sales $2,644 $2,480 $164 Adjusted EBITDA 204 170 34 Margin 7.7% 6.9% 80 bps EBIT 90 66 24 Interest Expense, Net 30 29 1 Income Tax Expense 30 18 12 Net Income (attributable to Dana) 28 17 11 Diluted Adjusted EPS $0.25 $0.16 $ 0.09 Operating Cash Flow (170) (121) (49) Capital Spending (120) (116) (4) Free Cash Flow (290) (237) (53)

2023 Q1 Sales and Profit Changes

- Organic growth driven by improved demand, pricing, and mix
- Strong operational execution muting cost inefficiencies from customer order volatility
- Cost inflation offset by customer recoveries
- Timing of investment in EV business driving modest margin benefit
- Translation of foreign currencies to U.S. dollars was a headwind to sales, profit, and margin
- Lower commodity costs and higher recoveries benefited sales and profit



Sales
$2,480M
$203M
$31M
($75)M
$5M
$2,644M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023
Adjusted EBITDA
$170M
$27M
$6M
($12)M
$13M
$204M
6.9% Margin
~50 bps
~10 bps
~(30) bps
~50 bps
7.7% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Profit improvement due to lower net manufacturing costs, EV investment, and commodity prices

© 2023 Dana

12

2023 Q1 Free Cash Flow Free cash flow use driven by increased working capital Higher cash interest due to timing of payments Higher working capital primarily driven by increased inventory to support launches and higher sales in heavy vehicle markets 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) Q1 ‘23 Q1 ‘22 Change Adjusted EBITDA $ 204 $ 170 $34 One-time Costs1 (2) (5) 3 Interest, Net (23) (15) (8) Taxes (23) (25) 2 Working Capital / Other² (326) (246) (80) Capital Spending (120) (116) (4) Free Cash Flow $(290) $(237) $(53) FCF use driven by higher working capital requirements

2023 FY Financial Guide

- Sales growth supported by improved end-market demand, pricing actions, and market share gains
- Cost inefficiencies, driven by volatile customer production, and higher sales due to cost recoveries hindering margin
- Free cash flow includes significant capital investment to support accelerated EV growth and roll-on business
- ~60% effective tax rate included in adjusted EPS guide driven primarily by valuation allowances in U.S

Guidance Ranges Remain Unchanged

Sales	±$250M	~$10,600M
Adjusted EBITDA	±$50M	~$800M
Implied Profit Margin		*~7.2% - 7.8%*
Free Cash Flow	±$25M	~$25M
Diluted Adjusted EPS	±$0.25	~$0.50

|– –| Guidance range

Reaffirming guidance range while monitoring favorable currency movements

© 2023 Dana

14

2023 FY Sales and Profit Changes

- Organic growth driven by strong sales, pricing, and market share gains
- Gross inflation and related recoveries are now expected to be lower than prior estimate; net profit impact from inflation remains the same, as cost recovery actions are expected to offset all but ~$50M of inflation headwind
- Continued investment in EV business offsetting profit contribution
- Translation of foreign currency expected to be slightly less of a sales headwind due to the revised outlook for the relative value of the Mexican peso, Brazilian real, and Argentine peso
- Steel price outlook slightly elevated from prior estimate, lowering the expected margin benefit by ~20 bps

Sales



$10,156M
~$420M
~$150M
~($90)M
~($35)M
~$10,600
2022
Traditional Organic
EV Organic
Currency
Commodities
2023 Target

Adjusted EBITDA



$700M
6.9% Margin
~$80M
~40 bps
Inflation: ~($50)M
~($35)M
~(40) bps
~($15)M
~(10) bps
~$70M
~70 bps
~$800M
7.5% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023 Target

Sales growth with improved profit due to cost recoveries and lower commodity costs

© 2023 Dana

15

2023 FY Free Cash Flow

- Positive free cash flow even with increased capital spending
- Working capital expected to be a modest source, even with sales increase, as efficiency gains from 2022 continue
- Higher capital spending to support new business backlog and EV programs

Changes from Prior Year

($ in millions)

	2023T	2022A	Change
Adjusted EBITDA	$ ~800	$ 700	$ ~100
One-time Costs[1]	~(25)	(16)	~(10)
Interest, Net	~(110)	(107)	~(5)
Taxes	~(145)	(132)	~(10)
Working Capital / Other[2]	~15	204	~(190)
Capital Spending	~(510)	(440)	~(70)
Free Cash Flow	$ ~25	$ 209	$ ~(185)

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

© 2023 Dana

16

Higher profit and continuing working capital efficiency allowing for increased investment

Appendix

2023 Q1 Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 10.3% 10.1% 6.3% 13.5% 11.9% Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies Sales Adjusted EBITDA 10.3% 10.1% Sales Adjusted EBITDA Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 3.1% 5.1% 2.2% 3.3% 13.4% 14.0% 10.1% 7.2%

Segment Profiles CUSTOMER SALES REGIONAL SALES Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off Highway Drive and Motion Systems Power Technologies Year to Date 3/31/2023 Year to Date 3/31/2023 Year to Date 3/31/2023 Year to Date 3/31/2023 * Includes sales to systems integrations for driveline products that support Stellantis vehicles

Diluted Adjusted EPS

Segment Data

Cash Flow

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.